Exhibit 99.2

Index to Unaudited Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011 (Audited)	2
Condensed Consolidated Statements of Operations for the nine months ended September 30, 2012 and 2011 (Unaudited)	3
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (Unaudited)	4
Notes to Unaudited Financial Statements	5-9

NDSSI HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

	(Unaudited)	(Audited)
	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$3,750	$4,634
Accounts receivable, net of allowance of $82 and $215, respectively	11,585	14,578
Inventories	12,137	9,550
Deferred tax assets	21	21
Prepaid expenses and other current assets	1,687	965

Total current assets	29,180	29,748
Property and equipment, net	2,840	3,514
Other assets	1,049	942
Intangible assets, net	16,605	19,519
Goodwill	38,728	38,728

Total assets	$88,402	$92,451

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$59,728	$59,728
Redeemable Series D preferred stock	6,185	4,873
Line of credit	3,500	3,500
Accounts payable	6,189	8,762
Deferred revenue	723	784
Accrued expenses and other current liabilities	3,962	3,920
Warranty reserve	1,002	1,057
Liabilities of discontinued operations	144	189

Total current liabilities	81,433	82,813
Deferred tax liabilities	3,363	3,363
Long term liabilities of discontinued operations	—	74
Deferred revenue	898	858

Total liabilities	85,694	87,108

Commitments and Contingencies (Note 9)
Members’ Equity
Common units	14,105	13,462
Preferred units	26,955	26,955
Accumulated deficit	(38,428)	(35,152)
Accumulated other comprehensive income	76	78

Total members’ equity	2,708	5,343

Total liabilities and members’ equity	$88,402	$92,451

The accompanying notes are an integral part of these consolidated financial statements.

NDSSI HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Sales	$62,502	$61,332
Cost of goods sold	34,981	34,879

Gross profit	27,521	26,453

Operating expenses:
Research and development and engineering	6,080	6,590
Selling, general and administrative	16,599	18,883

Total operating expenses	22,679	25,473

Income from operations	4,842	980
Interest expense, net	(7,796)	(7,713)
Foreign exchange transaction gains (losses), net	17	(98)

Loss from operations before income taxes	(2,937)	(6,831)
Income tax provision	339	494

Net loss	$(3,276)	$(7,325)

The accompanying notes are an integral part of these consolidated financial statements.

NDSSI HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net loss	$(3,276)	$(7,325)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,994	4,155
Unit-based compensation	643	23
Amortization of debt issuance costs as interest expense	—	1,178
Deferred income taxes	—	(1)
Accretion of mandatorily redeemable preferred stock	1,312	—
Other non-cash items	(70)	(8)
Changes in operating assets and liabilities:
Changes in operating assets and liabilities	(3,218)	585

Cash used in operating activities	(615)	(1,393)

Cash flows from investing activities:
Purchases of property, plant and equipment	(458)	(657)
Proceeds from the sale of property, plant and equipment	149	19
Changes in restricted cash	43	22

Cash used in investing activities	(266)	(616)

Cash flows from financing activities:
Repayments of long-term debt	—	(1,144)
Proceeds from issuance of preferred units	—	4,500

Cash provided by financing activities	—	3,356
Effect of exchange rates on cash and cash equivalents	(3)	42

Increase (decrease) in cash and cash equivalents	(884)	1,389
Cash and cash equivalents, beginning of period	4,634	3,430

Cash and cash equivalents, end of period	$3,750	$4,819

The accompanying notes are an integral part of these consolidated financial statements.

NDSSI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2012

(Unaudited)

Note 1. Nature of Business and Summary of Significant Accounting Policies

NDSSI Holdings, LLC and its subsidiaries (collectively referred to as “NDSSI” or the “Company”) designs, develops, and manufactures high definition visualization solutions and imaging informatics products for the surgical and radiology end-markets. NDS serves the medical sector, with a focus on surgery, radiology, neurosurgery, and other medical imaging disciplines.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), applied on a consistent basis, and include the consolidated financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The accounting policies underlying these unaudited condensed consolidated financial statements are those set forth in Note 1 to Consolidated Financial Statements included in the Company’s Consolidated Financial Report for the year ended December 31, 2011. Those policies are not presented herein, except to the extent that new policies have been adopted, or there is material current period activity or changes to our policies.

The unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and the provisions of Regulation S-X pertaining to interim financial statements. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The interim consolidated financial statements and notes included in this report should be read in conjunction with the financial statements and notes included in the Company’s consolidated financial statements for the year ended December 31, 2011.

In the opinion of management, these interim consolidated financial statements include all significant adjustments and accruals necessary for a fair presentation of the results of the interim periods presented. The results for interim periods are not necessarily indicative of results to be expected for the year or for any future periods.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, the Company’s management evaluates the estimates, including those related to inventory obsolescence, warranty obligations, allowances for doubtful accounts, fair value of goodwill and intangible assets, and unit-based compensation. Management bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. However, future events are subject to change and estimates and judgments routinely require adjustment.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, “Intangibles – Goodwill and Other (Topic 350) – Testing Goodwill for Impairment” (ASU 2011-08), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 became effective for the Company in the second quarter of 2012. The adoption of ASU 2011-08 did not have an impact on the Company’s consolidated financial statements.

In July 2012, the FASB issued ASU 2012-02, “Testing Indefinite-Lived Intangible Assets for Impairment”. Similar to goodwill impairment testing guidance under ASU 2011-08, the revised standard allows entities to use a qualitative approach to test indefinite-lived intangible assets for impairment. ASU 2012-02 permits entities to perform a qualitative assessment by considering events and circumstances which would impact the fair value of the entity’s indefinite-lived intangible assets to determine whether it is more likely than not that the fair value of the entity’s indefinite-lived intangible assets are impaired. If it is determined that this is the case, it is necessary to perform the currently prescribed two-step impairment test. Otherwise, the two-step impairment test is not required. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this amendment is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (“ASU 2011-05”). ASU 2011-05 addresses the presentation of comprehensive income (loss) in consolidated financial statements and footnotes. The standard requires the Company to present the components of other comprehensive income either in a continuous statement or two separate but consecutive statements. The standard is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The adoption of this amendment is not expected to have a material impact on the Company’s consolidated financial statements.

Note 2. Fair Value of Financial Instruments

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity associated with the inputs to the valuation of these assets or liabilities, are as follows:

•	Level 1: Inputs that are unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•

Level 2: Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

•

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, certain other accrued liabilities and debt. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities approximate their fair values due to the short-term nature of those instruments.

Note 3. Goodwill and Intangible Assets

The gross carrying amount and net book value of intangible assets as of September 30, 2012 and December 31, 2011 are as follows (in thousands):

	September 30, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationship and noncompete agreement	$17,986	$(12,983)	$5,003	$17,986	$(11,487)	$6,499
Marketing related, trade name and trademarks	4,100	(1,708)	2,392	4,100	(1,401)	2,699
Technology related, developed technology	14,963	(13,739)	1,224	14,963	(12,628)	2,335

Amortizable intangible assets	37,049	(28,430)	8,619	37,049	(25,516)	11,533

Non-amortizable intangible assets:
Trade names and trademarks	7,986	—	7,986	7,986	—	7,986

Totals	$45,035	$(28,430)	$16,605	$45,035	$(25,516)	$19,519

Goodwill as of September 30, 2012 and December 31, 2011 was $38.7 million. The Company did not recognize an impairment during the nine months ended September 30, 2012 and 2011.

Intangibles assets (except for corporate names, certain of the Company’s trade names and goodwill) have finite lives and, as such, are subject to amortization. The Company generally amortizes intangible assets on a straight-line basis over their remaining useful life. Customer relationships assets are amortized on an accelerated basis to reflect the pattern in which the economic benefits of the intangible assets are consumed. Amortization expense relating to intangible assets totaled $2.9 million and $3.1 million for the nine months ended September 30, 2012 and 2011.

Note 4. Supplementary Balance Sheet Information

Inventories

Inventories at September 30, 2012 and December 31, 2011 are as follows (in thousands):

	September 30, 2012	December 31, 2011
Raw materials	$6,910	$7,746
Work-in-process	15	2
Finished goods	5,212	1,802

Total inventories	$12,137	$9,550

Accrued Expenses and Other Current Liabilities

The following table summarizes accrued expenses and other current liabilities as of the periods indicated (in thousands):

	September 30, 2012	December 31, 2011
Accrued compensation and benefits	$1,427	$1,904
Accrued interest	462	—
Accrued taxes	119	388
Other	1,954	1,628

Total accrued expenses and other current liabilities	$3,962	$3,920

Accrued Warranty

The change in warranty accrual for the nine months ended at September 30, 2012 and 2011 are as follows (in thousands):

	Nine Months Ended
	September 30, 2012	September 30, 2011
Balance at beginning of the period	$1,057	$1,024
Provision charged to cost of goods sold	84	75
Use of provision	(139)	(47)

Balance at end of period	$1,002	$1,052

Note 5. Debt and Financing Obligations

Debt at September 30, 2012 and December 31, 2011 consists of the following (in thousands):

	September 30, 2012	December 31, 2011
Term Loan A	$43,728	$43,728
Term Loan B	16,000	16,000
Line of Credit	3,500	3,500

Total debt	$63,228	$63,228

On May 3, 2010, the Company entered into an amended and restated senior credit facility (the “2010 Credit Facility”) with two lenders. The 2010 facility provided for a Term Loan A of $61.0 million and a line-of-credit facility with maximum borrowings of $5.0 million. The 2010 Credit Facility replaced the Company’s previous debt facility. The 2010 Credit Facility is secured by substantially all of the Company’s assets.

On September 2, 2011, the Company entered into a second amendment to the 2010 Credit Facility (the “Second Amendment”). The Second Amendment changed the maturity date of Term Loan A and the line-of-credit facility to December 31, 2012, established revised financial and operating covenants, and waived certain covenant violations as of and for the period ended June 30, 2011. The lenders also approved the issuance of Series D Preferred Units, of which 4,000 units were issued to the lenders for proceeds of $4.0 million.

On December 31, 2011 the Company entered into a third amendment to the 2010 Credit Facility (the “Third Amendment”). The Third Amendment served to reduce the line of credit commitment from $5.0 million to $3.5 million, amend certain terms of the Term A loan and to retranch $16.0 million of Term Loan A into Term Loan B.

The 2010 Credit Facility, and subsequent amendments, required the Company to comply with certain restrictions and covenants. On December 9, 2011 the Company received a notice of default from the lender. Non-compliance with the covenants has not been waived. The lender did not exercise their rights under the default notice.

Note 6. Unit-Based Compensation

Compensation expense of $0.6 million and less than $0.1 million was recorded for the nine months ended September 30, 2012 and 2011, respectively, in conjunction with these awards vesting, of which none is expected to be deductible for tax purposes. The Company did not exercise its repurchase rights under its unit restriction agreements for the awards vested.

Note 7. Income Taxes

NDSSI and its wholly owned subsidiary, NDS Surgical Imaging, LLC are limited liability companies. As such, taxable income or loss is included in the tax returns of the members. Except for the minimum California state taxes, no U.S. federal or state income tax expense or benefit for NDSSI and NDS Surgical Imaging, LLC has been provided in the Company’s interim condensed consolidated financial statements. Additionally, the Company operates in the Netherlands and Japan through three wholly owned foreign corporations. The Company’s provision for income taxes represents foreign income taxes related to the Netherlands and Japanese operations of NDSSI and U.S. federal and state taxes payable related to NDS Surgical Imaging, Inc. The Company’s reported effective tax rate was 11.5% and 7.2% for the nine months ended September 30, 2012, and 2011, respectively.

Note 8. Restructuring

In April and August 2012, the Company initiated a consolidation of marketing and sales and research and development operations to the Waltham, MA, location. As a result, fourteen employees were terminated at a cost of $0.4 million.

In June 2012, the Company initiated a restructuring of its finance operations to the San Jose, CA location. As a result, two employees were terminated at a cost of $0.1 million.

In September 2011, the Company initiated a consolidation of various operational positions to the San Jose, CA and Waltham, locations. As a result ten employees were terminated at a cost of $0.1 million.

Note 9. Commitments and Contingencies

The Company leases certain equipment and facilities under operating lease agreements. There have been no material changes to the Company’s operating leases or other commitments through September 30, 2012 from those discussed in Note 8 to the Consolidated Financial Statements in the Company’s Consolidated Financial Report for the year ended December 31, 2011.

From time to time, the Company is involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Certain of the Company’s sales agreements with its customers indemnify those customers for liabilities resulting from any infringement of the patent, trademark, or copyright of third parties by any intellectual property content of the Company’s products. Certain of these indemnification provisions are perpetual from execution of the agreement. As of September 30, 2012, the Company has not paid any such claims or been required to defend any lawsuits with respect to a claim.

Note 10. Related Party Transactions

On December 7, 2005, the Company entered into a limited liability company agreement and a management services agreement with its main investor. In accordance with the management services agreement, the investor will provide professional services to the Company and any subsidiary with regard to overall business affairs and long-term strategy. Pursuant to the management services agreement, the Company incurred management fees and expenses of approximately $0.5 million for the nine months ended September 30, 2012 and 2011, respectively. Accrued management fees due to this investor were $1.2 million and $0.8 million at September 30, 2012 and December 31, 2011, respectively.